UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of the Shareholders of Starbucks Corporation (the “Company”), the Company’s shareholders approved the amendment and restatement of the Company’s 2005 Long-Term Equity Incentive Plan (the “Equity Plan”) to, among other things, increase the number of shares authorized for issuance under the Equity Plan by 65 million additional shares and eliminate the termination date of the Equity Plan. The amendment and restatement of the Equity Plan previously had been approved, subject to shareholder approval, by the Board of Directors of the Company on November 9, 2021.

A more complete description of the terms of the Equity Plan can be found in “Proposal 2 - Approval of Amendment and Restatement of 2005 Long-Term Equity Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 28, 2022 (the “2022 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2022 Proxy Statement are qualified in their entirety by reference to the Equity Plan, a copy of which is included in the 2022 Proxy Statement as Appendix B thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	March 22, 2022
		By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president, general counsel